UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 240. 14a-12

CELLECTAR BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION

DATED JUNE 1, 2018

Cellectar Biosciences, Inc.

3301 Agriculture Drive

Madison, Wisconsin 53716

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 12, 2018

The Special Meeting of Stockholders of Cellectar Biosciences, Inc. (the “Special Meeting”) will be held on July 12, 2018 at 10:00 A.M., local time, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807, for the following purposes:

1.	approving an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a split ratio between 1:5 and 1:10, which ratio will be selected at the sole discretion of our Board of Directors and providing that our Board of Directors may abandon the reverse stock split in its sole discretion; and

2.	approving the adjournment of the Special Meeting, if necessary, to solicit additional proxies to vote in favor of the foregoing proposal.

Our Board of Directors has fixed the close of business on June 8, 2018 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on June 8, 2018, will be entitled to vote at the Special Meeting and any adjournments thereof.

By order of the Board of Directors:

Gregory J. Lynch, Secretary

Madison, Wisconsin

June [__], 2018

This proxy statement and the form of proxy are first being sent or given to stockholders on or about

June [__], 2018, pursuant to rules adopted by the U.S. Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 12, 2018:

This Proxy Statement is available at www.cellectar.com.

Cellectar Biosciences, Inc.

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held on July 12, 2018

This proxy statement is furnished to the stockholders of Cellectar Biosciences, Inc. (the “Company”) in connection with the solicitation of proxies by and on behalf of the Company’s Board of Directors (the “Board”) for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, New Jersey 08807 on July 12, 2018 at 10:00 A.M., local time, and at any adjournment or adjournments thereof. We are a Delaware corporation.

We will bear the cost of solicitation. Some of our officers and employees may solicit proxies by correspondence, telephone or in person, without extra compensation. We may also pay to banks, brokers, nominees and other fiduciaries their reasonable charges and expenses incurred in forwarding proxy material to their principals. It is expected that this proxy statement and the accompanying proxy will be mailed to our stockholders on or about June [__], 2018.

We have fixed the close of business on June 8, 2018, as the record date for the Special Meeting. Only stockholders of record at the close of business on June 8, 2018, will be entitled to receive notice of, and to vote at, the Special Meeting. As of June 8, 2018, there were outstanding 17,655,189 shares of our common stock, $0.00001 par value per share. Our by-laws require that a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. The proposals to be voted on at the Special Meeting shall require the following vote to pass:

Proposals Requiring Your Vote		Board Recommendation	Votes Required for Approval(1)	Unvoted Shares(2)	Abstentions(3)
PROPOSAL 1	Amendment to Certificate of Incorporation to effect the reverse stock split	FOR	Majority of shares outstanding	Discretionary voting allowed	Count as vote against
PROPOSAL 2	Adjournment to solicit additional proxies, if necessary	FOR	Majority of votes cast	Discretionary voting allowed	Do not count

(1)	Votes will be tabulated by Broadridge Financial Solutions, Inc.

(2)	If your shares are held through a broker or other nominee, that street name holder has discretion to vote on your behalf on “routine” matters if you do not provide voting instructions. This means that if you do not provide instructions to your broker or other nominee, your lack of instructions will not be counted as a “broker nonvote” because the street name holder has discretion to vote on your behalf. In addition, if a stockholder signs his or her proxy card or instruction form, but does not mark the card or form to direct how the shares should be voted, the shares generally will be voted in accordance with the Board’s recommendation.

(3)	Stockholders of record may abstain by checking the “abstain” box on the proxy card. If you are a stockholder whose shares are held beneficially through a broker or other nominee in street name, you must provide instructions to such street name holder, including if you wish to abstain.

THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT (PROPOSAL 1) AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2). IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED BY THE HOLDERS OF THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH OUR SECRETARY A WRITTEN REVOCATION, BY EXECUTING A PROXY WITH A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING

Our Board knows of no other business to come before the Special Meeting, and pursuant to Section 1.3 of our by-laws, any purpose or purposes for which a special meeting is called must be included in the notice of that meeting. However, if any other business should properly be presented at the meeting, the proxies will be voted in accordance with the judgment of the person or persons holding the proxies.

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including financial statements audited by Baker Tilly Virchow Krause, LLP, our independent registered public accounting firm, was previously sent to each of our stockholders simultaneously with the proxy statement for our 2018 Annual Meeting. The notice of special meeting, this proxy statement, the notice and proxy statement for our 2018 Annual Meeting and our 2017 Annual Report on Form 10-K are also available on the Internet at www.cellectar.com. This web site does not use “cookies” to track or identify visitors to the web site.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, If you have questions or require assistance with voting your shares, please contact our proxy solicitor, Georgeson LLC, at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, or by telephone at 866-856-4733.

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone, press release, facsimile, telegraph, the Internet or advertisements. We will pay all of the costs of this proxy solicitation. We will also reimburse brokers, banks, nominees and other fiduciaries for their expenses in sending these materials to you and getting your voting instructions. We have also engaged Georgeson LLC to assist us with the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $10,000 in the aggregate.

QUESTIONS AND ANSWER ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Special Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the United States Securities and Exchange Commission (“SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What is the purpose of the Special Meeting?

At our Special Meeting, stockholders will vote on the following proposals:

1.	to approve an amendment to our Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a split ratio between 1:5 and 1:10, which ratio will be selected at the sole discretion of our Board and providing that our Board may abandon the reverse stock split in its sole discretion; and

2.	to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any of Proposal 1.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy statement for shares held in your name and a proxy statement or voting instruction card for shares held in street name. Please follow the directions provided on the proxy card or voting instruction card you receive to ensure that all your shares are voted.

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What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on June 8, 2018. The record date was established by the Board as required by Delaware law. On the record date, 17,655,189 shares of common stock were issued and outstanding.

Who is entitled to vote at the Special Meeting?

Holders of common stock at the close of business on the record date may vote at the Special Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.

What is the quorum requirement?

The presence, in person or by proxy, of the holders of a majority of the shares of the stock entitled to vote at the Special Meeting is necessary to constitute a quorum to transact business. If you are a stockholder of record, your shares will be counted towards the quorum only if you appear in person at the Special Meeting or submit a valid proxy to ensure your shares are represented at the Special Meeting. If you are a beneficial owner of shares held in street name, your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Special Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If a quorum is not present or represented at the Special Meeting, the chairman of the meeting or the holders of a majority of the shares represented, and who would be entitled to vote at the Special Meeting if a quorum were present, may adjourn the Special Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The proxy statement has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A proxy statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions it included in the mailing or by following its instructions for voting by telephone or the Internet.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Proposal 1 and Proposal 2 are considered “routine matters.” Therefore, if you do not provide voting instructions to your broker regarding Proposal 1 or Proposal 2, your broker will be permitted to exercise discretionary voting authority to vote your shares on such proposals.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters for which your broker has discretionary voting authority over your shares. Under the rules of the NYSE, Proposal 1 and Proposal 2 are “routine” matters. Accordingly, brokers will have such discretionary authority to vote on Proposal 1 and Proposal 2 and may vote “FOR” each of Proposal 1 and Proposal 2.

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We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to all of the proposals described in this Proxy Statement.

How do I vote my shares?

Your vote is very important to us, and we hope that you will attend the Special Meeting. However, whether or not you plan to attend the Special Meeting, please vote by proxy in accordance with the instructions on your proxy card or voting instruction card (from your broker or other intermediary). There are three convenient ways of submitting your vote:

•	By Telephone or Internet — All record holders can vote by touchtone telephone from the United States using the toll free telephone number on the proxy card or over the Internet using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or other nominee will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been recorded properly.

•	In Person — All record holders may vote in person at the Special Meeting. Street name holders may vote in person at the Special Meeting if their bank, broker or other nominee has furnished a legal proxy. If you are a street name holder and would like to vote your shares by proxy, you will need to ask your bank, broker or other nominee to furnish you with a nominee issued proxy. You will need to bring the nominee issued proxy with you to the Special Meeting and deliver it together with a signed ballot that will be provided to you at the Special Meeting. You will not be able to vote your shares without a nominee issued proxy. Note that a broker letter that identifies you as a stockholder is not the same as a nominee issued proxy.

•	By Written Proxy — All record holders can vote by written proxy card if they have requested to receive printed proxy materials. If you are a street name holder and you request to receive printed proxy materials, you will receive a written proxy card and a voting instruction card from your bank, broker or other nominee.

The Board has appointed James Caruso, Brian Posner and Gregory Lynch to serve as the proxies for the Special Meeting.

If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares as to which you provide no voting instructions in the manner described under “What if I do not specify how I want my shares voted?” below. We do not anticipate that any other matters will come before the Special Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in street name, and complete the voting instruction card provided by your broker or other intermediary except with respect to one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” above.

Even if you currently plan to attend the Special Meeting, we recommend that you vote by telephone or Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Special Meeting or are unable to attend.

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What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•	FOR Proposal 1 to amend to our Second Amended and Restated Certificate of Incorporation to effect the reverse stock split; and

•	FOR Proposal 2 adjournment to solicit additional proxies, if necessary.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	FOR Proposal 1 to amend to our Second Amended and Restated Certificate of Incorporation to effect the reverse stock split; and

•	FOR Proposal 2 adjournment to solicit additional proxies, if necessary.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Attending the Special Meeting and voting in person. Your attendance at the Special Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Special Meeting to revoke your proxy.

•	Voting again by telephone or over the Internet (only your latest telephone or Internet vote submitted prior to the Special Meeting will be counted).

•	If you requested and received written proxy materials, completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to us addressed to Brian Posner, chief financial officer, at our address above, which notice must be received before noon, Eastern Time, on July 11, 2018.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Approval of Proposal 1 will require the affirmative vote of the holders of a majority of the shares outstanding and entitled to vote on such proposal at the Special Meeting. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on Proposal 2.

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. Abstentions will have the same effect as a vote against Proposal 1 because such proposal requires an affirmative vote by a majority of the shares outstanding and entitled to vote.

Broker non-votes, if any, are included in the determination of the number of shares present at the Special Meeting for determining a quorum at the meeting. As described above, under the rules of the NYSE, Proposal 1 and Proposal 2 are considered to be “routine” matters. Accordingly, brokers will have discretionary authority to vote on Proposal 1 and Proposal 2 and may vote “FOR” Proposal 1 and Proposal 2.

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MATTERS TO BE CONSIDERED AT SPECIAL MEETING

PROPOSAL 1
APPROVAL OF A PROPOSED AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

At our Special Meeting, holders of our common stock are being asked to approve the proposal that Article 4 of our Second Amended and Certificate of Incorporation, as amended, (the “Restated Certificate”) be amended to effect a reverse stock split of the issued and outstanding shares of common stock at a split ratio of not less than one-for-five and not more than one-for-ten (the “Reverse Split”), to be effective, if at all, at such time as our Board shall determine, in its sole discretion. The full text of the proposed amendment to our Restated Certificate is attached to this Proxy Statement as Appendix A. If approved by the stockholders, the Reverse Split would become effective at a time, and at a ratio, to be designated by the Board within the range specified above. The Board may effect only one Reverse Split as a result of this authorization. The Board’s decision as to whether and when to effect the Reverse Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the listing requirements of Nasdaq. Even if the stockholders approve the Reverse Split, we reserve the right not to effect the Reverse Split if the Board does not deem it to be in the best interests of our Company and our stockholders to effect the Reverse Split.

In determining a ratio of the Reverse Split, if any, following the receipt of stockholder approval, the Board may consider, among other things, factors such as:

•	the historical trading prices and trading volume of our common stock;

•	the number of shares of our common stock outstanding;

•	the then-prevailing trading price and trading volume of our common stock and the anticipated or actual impact of the Reverse Split on the trading price and trading volume for our common stock;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

•	prevailing general market and economic conditions.

Depending on the ratio for the Reverse Split determined by Board, a number of shares of our existing common stock will be combined into one share of common stock. The number of shares of common stock issued and outstanding will therefore be reduced, in an amount that will depend upon the Reverse Split ratio determined by our Board. The amendment to our Certificate of Incorporation that is filed to effect the Reverse Split, if any, will include only the Reverse Split ratio determined by our Board to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned. The proposed amendment to our Restated Certificate to effect the Reverse Split, as more fully described below, will effect the Reverse Split but will not change the number of authorized shares of common stock or preferred stock, or the par value of our common stock or any issued or undesignated preferred stock. The par value of our common stock will remain $0.00001.

The Reverse Split, if approved by our stockholders, would become effective upon the filing of the proposed amendment with the Delaware Secretary of State. The exact timing of the filing of the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. If approved by our stockholders at the Special Meeting, the Reverse Split currently is expected to be implemented promptly following the conclusion of the Special Meeting. Our Board reserves its right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of our Company and our stockholders. The Reverse Split, if deemed by the Board to be in the best interests of our Company and our stockholders, will be effected, if at all, no later than the one-year anniversary of the Special Meeting, or July 12, 2019.

In lieu of issuing fractional shares of common stock, stockholders of record who would otherwise hold fractional shares as a result of the Reverse Split will be entitled to receive cash (without interest) in lieu of such fractional shares determined by multiplying (i) the fractional share interest to which the stockholder would otherwise be entitled, after taking into account all shares of common stock then held by the stockholder immediately prior to the effective time of the Reverse Split, and (ii) the average closing sale price of shares of our common stock for the 10 trading days immediately prior to the effective time of the Reverse Split as officially reported by Nasdaq.

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Background to the Proposal

The Board may determine to implement a Reverse Split so as to effect an increase in the price of the common stock to the level necessary for us to maintain the listing requirements of Nasdaq. In accordance with the Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”), we are required, among other things, to maintain a $1.00 minimum bid price. A failure to satisfy the Minimum Bid Price Rule may subject us to Nasdaq’s procedures for independent review, suspension from listing, or delisting. By reducing the number of shares of common stock outstanding and thereby increasing the stock price of our common stock, we will mitigate the risk of noncompliance with such Nasdaq listing requirements. In addition, the Board believes that a higher stock price may help generate investor interest in us and help attract, retain and motivate employees. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in the best interests of our Company and our stockholders.

Nasdaq Listing Requirements

Our common stock is quoted on the Nasdaq Capital Market under the symbol “CLRB.” Among other requirements, the listing maintenance standards established by Nasdaq require the common stock to have a minimum closing bid price of at least $1.00 per share. Pursuant to Nasdaq Market Rules, if the closing bid price of the common stock is not equal to or greater than $1.00 for 30 consecutive business days, Nasdaq will send a deficiency notice to us. Thereafter, if the common stock does not close at a minimum bid price of $1.00 or more for 10 consecutive trading days within 180 calendar days of the deficiency notice, Nasdaq may determine to delist the common stock. As of the date of this proxy statement, we are in compliance with the Nasdaq minimum bid requirement. However, our common stock price has recently closed below $1.00 per share and there is a risk that the closing price of the common stock may not meet the $1.00 minimum closing bid requirement in the future. The closing sale price of our common stock on the record date, June 8, 2018, was [$__.__] per share.

If our common shares lose their status on the Nasdaq Capital Market, our shares of common stock would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling our shares of common stock could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted from Nasdaq, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to stockholders caused by our issuing equity in financing or other transactions.

Risks Associated with the Reverse Split

Reducing the number of outstanding shares of our common stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of the success of our business may adversely affect the market price of our common stock. Accordingly, we cannot assure that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Split, or that the market price of our common stock will not decrease in the future.

We cannot predict whether the Reverse Split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied.

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We cannot assure that:

•	the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Split;

•	the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the Reverse Split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•	that we will otherwise meet the requirements for trading on the Nasdaq Capital Market.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Split. Additionally, we cannot assure you that the market price per share of our common stock after a Reverse Split will increase in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our common stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Split

If the stockholders approve the proposal to authorize the Board to implement the Reverse Split and the Board implements the Reverse Split, we will file an amendment to our certificate of incorporation in the form set forth in Appendix A to this proxy statement, which amendment will reflect the selected Reverse Split ratio.

The Reverse Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. Common stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The amendment will not change the terms of the common stock. After the Reverse Split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The Reverse Split will not affect our being subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The principal effects of the Reverse Split will be that: (i) the number of shares of common stock issued and outstanding will be reduced from 17,655,189 shares as of the record date to a range of 1,765,518 to 3,531,037 shares, depending on the exact split ratio chosen by the Board; (ii) all outstanding preferred stock, options and warrants entitling the holders thereof to purchase shares of common stock will, after the effectiveness of the Reverse Split, enable such holders to purchase, upon conversion or exercise of their preferred stock, options or warrants, one-fifth to one-tenth of the number of shares of common stock that such holders would have been able to purchase upon conversion or exercise of such preferred stock, options or warrants immediately preceding the Reverse Split, at an exercise price equal to five to ten times the exercise price specified before the Reverse Split, resulting in the same aggregate price being required to be paid upon exercise thereof immediately preceding the Reverse Split; and (iii) the number of shares authorized for issuance pursuant to our 2015 Plan will be reduced to one-fifth to one-tenth of the number of shares currently included in such plan.

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The following table contains approximate information relating to our common stock immediately following the Reverse Split under certain possible exchange ratios, based on share information as of June 8, 2018:

	June 8, 2018	1-for-5	1-for-10
Number of authorized shares of common stock	80,000,000	80,000,000	80,000,000
Number of outstanding shares of common stock	17,655,189	3,531,037	1,765,518
Number of shares of common stock reserved for issuance upon exercise of outstanding preferred stock	349,102	69,820	34,910
Number of shares of common stock reserved for issuance upon exercise of outstanding warrants	11,787,470	2,357,494	1,178,747
Number of shares of common stock reserved for issuance in connection with current awards under our equity compensation plans	578,240	115,648	57,824
Number of shares of common stock reserved for issuance in connection with future awards under our equity compensation plans	2,023,255	404,651	202,325
Number of authorized and unreserved shares of common stock not outstanding	47,606,744	73,521,350	76,760,676

Because we will not reduce the number of authorized shares of common stock, the overall effect will be an increase in authorized but unissued shares of common stock as a result of the Reverse Split. These shares may be issued at the Board’s discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock.

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. After the effective time of the Reverse Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effective Date

If Proposal 1 is approved by our stockholders and the Board continues to believe that the Reverse Split is in the best interests of our Company and our stockholders, the Reverse Split will be effective as of the date and time that the certificate of amendment effecting the Reverse Split is filed with the Delaware Secretary of State of in accordance with applicable Delaware law. However, no amendment reflecting the Reverse Split will be filed after July 12, 2019.

Exchange of Stock Certificates and Payment of Fractional Shares

If Proposal 1 is approved by our stockholders and the Reverse Split is effected, the reduction in the number of our shares of common stock that you hold will occur automatically on the date of effectiveness, without any further action on your part and without regard to the date that you physically surrender any certificates representing pre-split shares of common stock for certificates representing post-split shares. As soon as practicable after the effective date of the Reverse Split, our transfer agent, American Stock Transfer & Trust Company, will mail transmittal forms to each holder of record of certificates representing the number of shares of our common stock held prior to the Reverse Split. This letter of transmittal should be used by you in forwarding any pre-split certificates you will be entitled to receive as a consequence of the Reverse Split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

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After receipt of a transmittal form, you should surrender your old certificates, and you will receive in exchange therefor certificates representing the number of shares of our common stock that you hold after the Reverse Split. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from the transfer agent. In connection with the Reverse Split, our common stock will change its current CUSIP number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.

If your number of shares of post-split common stock includes a fraction, we will pay you, in lieu of issuing fractional shares, a cash amount (without interest) equal to the fair market value of such fraction of a share that would otherwise result from the Reverse Split, based upon the average of the high and low bid prices of our common stock as reported by Nasdaq on the last trading day immediately preceding the effective date of the Reverse Split (after adjusting to account for the Reverse Split). This cash payment represents merely a mechanical rounding off of the fractions resulting from the Reverse Split and is not a separately bargained-for consideration. No fractional shares will be issued on the exercise of our options, except as otherwise expressly specified in the documents governing such options or warrants.

As of the effective date of the Reverse Split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock and the right to receive the amount of cash for any fractional shares as a result of the Reverse Split. It is very important for you to note that you will not be entitled to receive any dividends or other distributions payable by us after the Reverse Split is effective until you surrender and exchange your certificates. If we issue and pay any dividends or distributions, these amounts will be withheld, accumulated and be paid to you, without interest, once you surrender your certificates for exchange.

Federal Income Tax Consequences

The following discussion is a summary of the material anticipated federal income tax consequences of a Reverse Split of our issued and outstanding shares of common stock, and the proportionate decrease in our authorized shares of common stock. This discussion is based upon the Internal Revenue Code of 1986 (“Code”) and proposed regulations thereunder, judicial decisions and current administrative rulings, authorities and practices, all as amended and in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described below. No ruling from the Internal Revenue Service (“IRS”) with respect to the matters discussed herein has been requested or will be requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This summary is provided for general information only and does not purport to address all aspects of the possible federal income tax consequences of the Reverse Split and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to our stockholders in light of their individual investment circumstances or to holders that may be subject to special treatment under the federal income tax laws (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax exempt entities). In addition, this summary does not address any consequences of the reverse split under any state, local or foreign tax laws. As a result, it is the responsibility of each stockholder to obtain and rely on advice from his, her or its tax advisor as to, but not limited to, the following: (a) the effect on his, her or its tax situation of the Reverse Split, including, but not limited to, the application and effect of state, local and foreign income and other tax laws; (b) the effect of possible future legislation or regulations; and (c) the reporting of information required in connection with the Reverse Split on his, her or its own tax returns. It will be the responsibility of each stockholder to prepare and file all appropriate federal, state and local tax returns.

We believe that the Reverse Split will constitute a tax-free reorganization under the Code and that we should not recognize any gain or loss as a result of the Reverse Split. In addition, our stockholders should not recognize any gain or loss if they receive only common stock upon the Reverse Split. If a stockholder receives cash in lieu of a fractional share of common stock that otherwise would be held as a capital asset, the stockholder generally will recognize capital gain or loss equal to the difference, if any, between the cash received and the stockholder’s basis in the fractional share. For this purpose, a stockholder’s basis in the fractional share of common stock will be determined in the manner described below as if the stockholder actually received the fractional share. However, under unusual circumstances, cash received in lieu of a fractional share might possibly be deemed a dividend. The stockholder should consult a tax advisor to determine which of these treatments will apply upon the receipt of cash in lieu of a fractional share of common stock.

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We further believe that a stockholder’s aggregate basis in his, her or its post-split shares of common stock will equal his, her or its aggregate basis in the pre-split shares of common stock owned by that stockholder that are exchanged for the post-split shares of common stock. Generally, the aggregate basis will be allocated among the post-split shares on a pro-rata basis. However, if a stockholder has used the specific identification method to identify his, her or its basis in pre-split shares of common stock surrendered in the Reverse Split, the stockholder should consult a tax advisor to determine his, her or its basis in the post-split shares. The holding period of the post-split common stock received by a stockholder will generally include the stockholder’s holding period for the shares of pre-split common stock for which post-split shares of common stock are issued, provided that the shares of presplit common stock were held as a capital asset on the date of the exchange.

Accounting Effects of the Reverse Split

Following the effective date of the Reverse Split, the par value of our common stock will remain at $0.00001 per share. The number of outstanding shares of common stock will be reduced by a factor equal to the selected ratio (plus any additional decrease resulting from our cashing out of fractional shares that otherwise would result from the Reverse Split). Accordingly, the aggregate par value of the issued and outstanding shares of our common stock, and therefore the stated capital associated with our common stock, will be reduced, and the additional paid-in capital (capital paid in excess of the par value) will be increased in a corresponding amount for statutory and accounting purposes. If the Reverse Split is effected, all share and per share information in our financial statements included in future filings with the Securities and Exchange Commission will reflect the Reverse Split for all periods presented. Our stockholders’ equity will remain unchanged following the effective date of the Reverse Split.

Required Vote and Recommendation

The affirmative vote of a majority of shares outstanding is required to approve the proposed Reverse Split. Abstentions will count as a vote against the Reverse Split. Since the Reverse Split is deemed by the New York Stock Exchange to be a routine matter, brokerage firms have authority to vote customers’ non-voted shares held by the firms in street name on this proposal.

Our Board recommends that you vote FOR Proposal 1 and the proposed Reverse Split.

PROPOSAL 2

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING,

IF NECESSARY, TO SEEK ADDITIONAL PROXIES

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Reverse Split (Proposal 1), we may move to adjourn the Special Meeting at that time to solicit additional proxies in favor of Proposal 1.

In this Proposal 2, we are asking our stockholders to vote in favor of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of Proposal 1. If the stockholders approve this Proposal 2, we could adjourn the Special Meeting and use the additional time to solicit proxies from stockholders in favor of Proposal 1, including soliciting proxies from stockholders that have previously voted against the proposal. If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to stockholders if the date, time and place of the adjournment are announced at the Special Meeting at which the adjournment is taken and a new record date is not set for the adjourned meeting. At the adjourned meeting, we may transact any business that might have been transacted at the original meeting.

Our Board believes that if the number of shares of our common stock present, in person or by proxy, at the Special Meeting and voting in favor of Proposal 1 is insufficient to approve Proposal 1, it is in the best interests of our stockholders to authorize our Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal for its approval.

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Required Vote and Recommendation

The affirmative vote of a majority vote of the shares cast affirmatively or negatively for this proposal is required to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of Proposal 1. Votes may be cast FOR or AGAINST the proposal; abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of this proposal.

Our Board recommends that you vote FOR Proposal 2.

Corporate Governance Practices and Similar Matters

An overview of our corporate governance practices can be found in the definitive proxy statement for our 2018 Annual Meeting, which was filed with the SEC on April 23, 2018. More information about our corporate governance can be found on our website at www.cellectar.com under the headings “About” and “News & Investors.” Charters for our Board committees can be found under the “About – Our Approach” heading. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and our website at http://investor.cellectar.com/sec.cfm. The SEC’s website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. You may also obtain a copy of any document that we file with the SEC and any governance information from our website free of charge upon written request addressed to our Corporate Secretary, Cellectar Biosciences, Inc., 3301 Agriculture Drive, Madison, Wisconsin 53716. We are not incorporating by reference our website or any documents available on our website in this proxy statement. To the best of our knowledge, no Company director, officer or employee has any interest in the Special Meeting Proposal that is different from or in addition to the interests of stockholders generally.

Communications with the Board

At this time, the Board has not adopted any formal procedure for communications by stockholders. Stockholders and interested parties wishing to communicate with the Board or any director or group of directors should direct their communications to: Corporate Secretary, Cellectar Biosciences, Inc., 3301 Agriculture Drive, Madison, Wisconsin 53716. The Secretary will forward the stockholder or interested-party communication to the Board or to any individual director or directors to whom the communication is directed; provided, however, that if the communication is unduly hostile, profane, threatening, illegal or otherwise inappropriate, the Secretary has the authority to discard the communication and take any appropriate legal action.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on June 8, 2018, there were 17,655,189 shares of our common stock outstanding. The following table provides information regarding beneficial ownership of our common stock as of June 8, 2018, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each named executive officer; and

•	all of our current directors and named executive officers as a group.

 The address of each executive officer and director is c/o Cellectar Biosciences, Inc., 3301 Agriculture Drive, Madison, Wisconsin 53716, except as otherwise indicated. The persons named in this table have sole voting and investment power for the shares listed, except as otherwise indicated. In these cases, the information with respect to voting and investment power has been provided to us by the security holder. The identification of natural persons having voting or investment power over securities held by a beneficial owner listed in the table below does not constitute an admission of beneficial ownership of any such natural person. Shares included in the “Right to Acquire” column consist of shares that may be purchased through the exercise of options or warrants that are exercisable within 60 days of June 8, 2018:

Name and Address of Beneficial Owner	Outstanding	Right to Acquire	Total	Percentage
James V. Caruso	213,548	161,458	375,006	2.10%
Jarrod Longcor	67,000	56,248	123,248	*
John E. Friend II, MD	100,000	—	100,000	*
Brian Posner	—	—	—	—
Frederick W. Driscoll	—	3,333	3,333	*
Stephen A. Hill	9,920	28,762	38,682	*
Stefan D. Loren, Ph.D.	—	26,833	26,833	*
John Neis(1)	626,102	254,892	880,994	4.99%
Douglas Swirsky	—	3,333	—	*
All directors and officers as a group (9 persons)	1,016,570	521,543	1,548,096	8.77%

* Less than 1%

(1)	Consists of shares of common stock held by Venture Investors Early Stage Fund IV Limited Partnership. VIESF IV GP LLC is the general partner of Venture Investors Early Stage Fund IV Limited Partnership. The investment decisions of VIESF IV GP LLC and Venture Investors LLC are made collectively by five managers, including Mr. Neis. Each such manager and Mr. Neis disclaim such beneficial ownership except to the extent of his pecuniary interest therein. The address of Mr. Neis is c/o Venture Investors LLC, 505 South Rosa Road, #201, Madison, Wisconsin 53719. Shares in the “Right to Acquire” column consist of 226,809 shares of common stock issuable upon the exercise of warrants held by Venture Investors Early Stage Fund IV Limited and common stock issuable upon options to purchase 28,083 shares of common stock issued to Mr. Neis in his capacity as director. Shares in the “Right to Acquire” column consist of shares of common stock issuable upon the exercise of warrants at exercise prices ranging from $1.50 to $46.80 per share expiring between August 20, 2019, and November 29, 2021. Certain warrants held by the stockholder provide that the number of shares of common stock to be obtained upon exercise cannot exceed the number of shares that, when combined with all other shares of our common stock and securities beneficially owned by it, would result in it owning more than 4.99% of our outstanding common stock; provided, however that this limitation may be increased to 9.99% by the stockholder upon 61 days’ prior notice to us. Due to this limitation, 226,809 shares of common stock issuable upon exercise of these warrants have been included and 368,137 shares of common stock issuable upon exercise of such warrants have been excluded from the “Right to Acquire” column of this table.

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OTHER MATTERS

Stockholder Proposals

Stockholders who wish to present proposals pursuant to Rule 14a-8 promulgated under the Exchange Act for consideration at our 2019 Annual Meeting of Stockholders must submit the proposals in proper form to us at the address set forth on the first page of this proxy statement not later December 26, 2018, or, if the date of that meeting is more than 30 calendar days before or after May 31, 2018, a reasonable time before we begin to print and mail our proxy materials for that meeting, in order for the proposals to be considered for inclusion in our proxy statement and form of proxy relating to the 2019 Annual Meeting.

Stockholder proposals intended to be presented at our 2019 Annual Meeting submitted outside the processes of Rule 14a-8 must be received in writing by us no later than the close of business on March 2, 2019, nor earlier than January 31, 2019, together with all supporting documentation and information required by our by-laws.

Multiple Stockholders Sharing the Same Address

Please note that brokers may deliver only one set of proxy materials to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. This practice, known as “householding,” is designed to reduce printing and postage costs. If any stockholder residing at such an address wishes to receive a separate set of proxy materials, we will promptly deliver a separate copy to any stockholder upon written or oral request to Investor Relations, Cellectar Biosciences, Inc., 3301 Agriculture Drive, Madison, WI 53716, by telephone at (608) 441-8120 or by e-mail at ir@cellectar.com. Stockholders can also contact Investor Relations in this manner to indicate that they wish to receive separate sets of proxy materials, as applicable, in the future or to request that we send only a single set of materials to stockholders sharing an address who are currently receiving multiple copies.

Annual Report on Form 10-K

Additional copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission are available to stockholders without charge upon written request addressed to: Investor Relations, Cellectar Biosciences, Inc., 3301 Agriculture Drive, Madison, Wisconsin 53716.

If You Have Any Questions

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Georgeson LLC, at 1290 Avenue of the Americas, 9th Floor, New York, New York 10104, or by telephone at 866-856-4733.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

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APPENDIX A

CERTIFICATE OF AMENDMENT

TO

THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CELLECTAR BIOSCIENCES, INC.

CELLECTAR BIOSCIENCES, INC. (the “Corporation”), a corporation organized and existing under of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is Cellectar Biosciences, Inc.

SECOND: The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by inserting the following paragraphs in Article FOURTH thereof, immediately following the first paragraph of said Article FOURTH, as follows.

Upon the effectiveness of the amendment to the Second Amended and Restated Certificate of Incorporation adding this paragraph thereto (the “Effective Time”), each share of Common Stock, par value $.00001 per share issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), shall be reclassified into [1/5] [1/6] [1/7] [1/8] [1/9] [1/10] shares of Common Stock, par value $.00001 per share (the “New Common Stock”), such New Common Stock to have the rights and powers set forth in the Second Amended and Restated Certificate of Incorporation and under the General Corporation Law of the State of Delaware (the “Reverse Split”). All shares of New Common Stock issued to any holder of Old Common Stock as a result of the Reverse Split shall be aggregated for the purpose of determining the number of shares of New Common Stock to which such holder shall be entitled, and no fractional shares shall be issued in connection with the Reverse Split.

Any stockholder who would otherwise be entitled to receive a fractional share of New Common Stock as a result of the Reverse Split shall receive in lieu thereof cash in an amount equal to such fraction multiplied by the fair market value of one share of Common Stock, based on the average of the high and low bid prices of the Common Stock as quoted on Nasdaq on the last trading day immediately preceding the Effective Time. No cash in lieu of any fractional share shall be paid to any stockholder until such stockholder shall have surrendered for transfer or otherwise accounted to the Corporation for the outstanding stock certificates entitling such stockholder to such cash.

At and after the Effective Time, outstanding certificates that prior thereto represented shares of Old Common Stock shall be deemed for all purposes to evidence ownership of and to represent that number of shares of New Common Stock into which the shares previously represented by such certificates have been reclassified as herein provided (and the right to receive cash in lieu of any fraction of a share as provided herein). Until any such outstanding stock certificates have been surrendered for transfer or otherwise accounted for to the Corporation, the registered owner thereof on the books and records of the Corporation shall have and be entitled to exercise any voting and other rights with respect to, and receive any dividend and other distributions upon, the shares of New Common Stock issued in respect of the Old Common Stock formerly evidenced by such certificates.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

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